UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 11, 2020
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSTK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2020, Overstock.com, Inc. (the “Company” or “we”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 2,100,000 shares of the Company’s common stock, $0.0001 per share (“Common Stock”), at a public offering price of $84.50 per share. The Company has granted to the Underwriters an option, exercisable for 30 days, to purchase up to an additional 315,000 shares of Common Stock, at the public offering price less the underwriting discount. The Underwriters exercised their option in full on August 12, 2020.

On August 14, 2020, the Company completed the offering of the Common Stock pursuant to the Underwriting Agreement. The Company issued 2,415,000 shares of Common Stock and received net proceeds (after expenses) of approximately $193.2 million. The Company intends to use the proceeds for general corporate purposes.

The Common Stock was offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration 333-239498) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 26, 2020. The Company has filed with the SEC, a prospectus supplement, dated August 11, 2020, together with the accompanying prospectus, dated June 26, 2020, relating to the offering and sale of the Common Stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

This Current Report on Form 8-K is also being filed for the purpose of filing as exhibits to the Registration Statement certain documents listed in Item 9.01 below, which are hereby incorporated by reference in the Registration Statement.

Item 8.01 Other Events

On August 11, 2020, the Company issued a press release announcing the commencement of the offering of Common Stock. On August 11, 2020, the Company issued a press release announcing the pricing of the offering of Common Stock. The press releases are filed herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
1.1
Underwriting Agreement, dated August 11, 2020, among the Company and BofA Securities, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule A thereto

5.1	Opinion of Bryan Cave Leighton Paisner LLP
23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)
99.1	Press Release dated August 11, 2020 (relating to launch)
99.2	Press Release dated August 11, 2020 (relating to pricing)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	August 14, 2020

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